EXHIBIT 99.1

[CP TRUST LOGO]

NEWS RELEASE

CORRECTIONAL PROPERTIES TRUST REPORTS EARNINGS
AND DECLARES DIVIDEND

Palm Beach Gardens, FL – October 22, 2003 — Correctional Properties Trust (NYSE: CPV), a real estate investment trust (REIT), today announced net income for the three months ended September 30, 2003 of $3.4 million, or $0.33 per diluted share, on revenue of $8.3 million. Funds from operations (the non-GAAP financial measure described below) for the three months ended September 30, 2003 was $5.3 million, or $0.52 per diluted share. The Trust reported net income for the third quarter of 2002 of $2.7 million or $0.37 per diluted share, on revenue of $7.6 million. Funds from operations was $4.4 million for the third quarter of 2002, or $0.60 per diluted share.

Correctional Properties Trust also announced that its Board of Trustees declared a quarterly dividend of $0.45 (forty-five cents) per share on each common share of beneficial interest, payable December 2, 2003, to shareholders of record at the close of business November 14, 2003.

Charles R. Jones, President and Chief Executive Officer stated, “This quarter reflects a growth in revenues of approximately 10% over the same quarter in 2002, principally as a result of the recent acquisition of Delaney Hall. With the completion of a secondary offering of common shares in the third quarter, and the expected completion of a replacement bank credit facility this quarter, the Company will be well positioned for continued growth.”

Correctional Properties Trust, based in Palm Beach Gardens, Florida, was formed in February 1998, to capitalize on the growing trend toward privatization in the corrections industry. Correctional Properties Trust is dedicated to ownership of correctional facilities under long-term, triple-net leases, which minimizes occupancy risk and development risk.

Correctional Properties Trust currently owns 14 correctional facilities in ten states, all of which are leased, with an aggregate initial design capacity of 8,008 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include, without limitation, the Company’s Form 10-K, Forms 10-Q, Registration Statements on Form S-11 and S-3, and Form 8-K reports.

Contact: Correctional Properties Trust Shareholder Services (561) 630-6336, or access Company information at CorrectionalPropertiesTrust.com

CORRECTIONAL PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	THREE MONTHS		NINE MONTHS
	ENDED		ENDED
	SEPTEMBER 30,		SEPTEMBER 30,

	2003	2002	2003	2002

REVENUES
RENTAL	$8,305	$7,518	$23,740	$22,489
INTEREST	34	57	92	145

	8,339	7,575	23,832	22,634

EXPENSES
DEPRECIATION	1,895	1,688	5,502	5,191
GENERAL and ADMINISTRATIVE	488	339	1,434	1,198
INTEREST	2,524	2,883	8,009	8,590

	4,907	4,910	14,945	14,979

NET INCOME	$3,432	$2,665	$8,887	$7,655

NET INCOME PER COMMON SHARE
BASIC	$0.34	$0.37	$1.06	$1.07

DILUTED	$0.33	$0.37	$1.05	$1.06

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	10,161	7,178	8,405	7,171

DILUTED	10,263	7,267	8,497	7,235

FUNDS FROM OPERATIONS

Management believes Funds from Operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in 1995, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. The White Paper defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the consolidated operating results of the Company, Funds from Operations should be examined in conjunction with net income as presented in the consolidated financial statements.

The table below presents the Company’s Funds from Operations for the three and nine months ended September 30, 2003 and September 30, 2002. (Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

Net Income	$3,432	$2,665	$8,887	$7,655
Real estate depreciation and amortization	1,895	1,688	5,502	5,191

Funds from Operations	$5,327	$4,353	$14,389	$12,846

Weighted Average Shares Outstanding, Basic	10,161	7,178	8,405	7,171
Weighted Average Shares Outstanding, Diluted	10,263	7,267	8,497	7,235

FFO Per Share From Operations

Basic	$0.52	$0.61	$1.71	$1.79
Diluted	$0.52	$0.60	$1.69	$1.78

Other Information
Straight-Line Rents in Excess of Contract Rents	$162	$148	$373	$470
Amortization of Deferred Financing Costs	$315	$216	$779	$649

4